UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, 6th Floor

Los Angeles California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

3 East De La Guerra Street, 2nd Floor

Santa Barbara, California 93101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2012, Stratus Media Group, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of October 3, 2012 (the “Purchase Agreement”), with one investor (the “Investor”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, shares (the “Preferred Shares”) of the Company's Series E Convertible Preferred Stock (“Preferred Stock”), the terms of which are set forth in the Amended and Restated Certificate of Designations of Series E Convertible Preferred Stock (the “Amended Certificate”), for a purchase price of $1,000 per share, or $1,000,000 in the aggregate.

In connection with the sale of the Preferred Shares, the Company also agreed to issue to the Investor (a) warrants (“A Warrants”) to purchase up to one additional share of the Company’s common stock (“Common Stock”) for each share of Common Stock issuable upon conversion of the Preferred Shares, and (b) warrants (“B Warrants,” and, together with the A Warrants, the "Warrants") to purchase up to 0.50 additional shares of Common Stock for each share of Common Stock issuable upon conversion of the Preferred Shares. The Warrants are exercisable for five years commencing on the date of first issuance and are exercisable only for cash if there is an effective registration statement covering the resale of the shares issuable upon exercise of the Warrants. In the absence of such a registration statement, the Warrants are exercisable for cash or on a cashless basis at the option of the holder thereof. The exercise price of the Warrants is $0.30 per share, subject to full ratchet anti-dilution protection.

Pursuant to the Amended Certificate, the Preferred Shares bear a dividend of 5% per annum, payable quarterly in cash, or, if the dividend shares are registered for resale, in shares of the Company’s Common Stock. The effective conversion rate for the Preferred Shares is $0.30 per share of Common Stock, subject to full ratchet anti-dilution protection. The Preferred Shares have voting rights on an as-converted to Common Stock basis. The Company is required to redeem any unconverted Preferred Shares on the fifth anniversary of the date of first issuance of shares of Preferred Stock, and has the right to require conversion at any time if the average daily trading value of shares of Common Stock for any twenty consecutive trading days exceeds $250,000 and the weighted average price per share is at least $2.50 for each of those twenty consecutive trading days.

To secure the Company’s obligation to redeem the Preferred Shares, the Company entered into a Security Agreement dated as of October 3, 2012, pursuant to which the Company has agreed to grant the holders of the Preferred Shares a security interest in all of its assets, subject to the security interest granted by the Company in May 2011 to prior investors in the Preferred Stock.

The Company has agreed to file a registration statement with the SEC covering the resale of the shares (a) issuable upon conversion of the Preferred Shares and exercise of the Warrants, and (b) issued as dividends payable in shares of Common Stock pursuant to the Amended Certificate. Upon the occurrence of certain events set forth in the Purchase Agreement, including the failure to timely file the registration statement or have the registration statement timely declared effective, the Company will pay to the Investor an amount of cash equal to 1% of the aggregate purchase price of the Preferred Shares, Warrants and shares of Common Stock issued upon conversion of the Preferred Shares, as the case may be, held by the Investor as of the date of such event, for each 30-day period during such default; provided, however, that the payments will not exceed 10% of the aggregate purchase price.

The foregoing summaries of the terms of the Purchase Agreement, the Warrants, the Amended Certificate and the Security Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.01, 4.02, 4.03, 4.01 and 10.02, respectively, and are incorporated by reference herein.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company to redeem on the fifth anniversary of the date of first issuance of shares of Preferred Stock any unconverted Preferred Shares.

Item 3.02 Unregistered Sales of Equity Securities

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, pursuant to the Purchase Agreement, effective as of October 9, 2012, the Company sold to the Investor 1,000 Preferred Shares. The Company received gross proceeds of $1,000,000 and paid a broker-dealer a finder's fee in connection with the private placement of $100,000 in cash.

The Preferred Shares were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act. The Preferred Shares and the shares of Common Stock issuable upon the conversion of the Preferred Shares may not be reoffered or sold in the United States by the holder in the absence of an effective registration statement or exemption from the registration requirements of the Act.

The Company intends to use the aggregate net proceeds from the offering for working capital and general corporate purposes.

Item 8.01 Other Events

On October 19, 2012, ProElite, Inc., a subsidiary of the Company ("PEI"), sold to an accredited investor a $500,000 secured convertible promissory note (the “Note”).  The Note bears interest at the rate of 7% per annum and matures on October 19, 2013. The Note is convertible into equity securities of PEI or the Company, as applicable, in the event of the closing of a qualified financing (defined as receipt by either PEI or the Company of at least $2,000,000 in gross proceeds in exchange for equity securities of PEI or the Company), at a conversion price equal to 50% of the purchase price paid per share or unit of the securities sold in the qualified financing. To secure PEI's obligations under the Note, PEI granted the holder of the Note a security interest in all of PEI's assets.

Item 9.01 Financial Statements and Exhibits

        (d) Exhibits.

Exhibit No.	Description
4.01	Amended and Restated Certificate of Designations of Series E Preferred Stock.
4.02	Form of A Warrant.
4.03	Form of B Warrant.
10.01	Securities Purchase Agreement, dated as of October 3, 2012, by and among the Company and the investor identified on the signature page thereto.
10.02	Security Agreement, dated as of October 3, 2012, by and among the Company, Pro Sports & Entertainment, Inc., Stratus Rewards, LLC, ProElite, Inc. and the Investor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	STRATUS MEDIA GROUP, INC. By: /s/ Jerold Rubinstein Jerold Rubinstein, Chief Executive Officer

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